EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-261706) and in the Registration Statement on Form S-8 (File No. 333-249888) of HighPeak Energy, Inc., of our report dated March 6, 2023, relating to the consolidated financial statements as of December 31, 2022 and 2021, and for the years ended December 31, 2022 and 2021 and the periods from August 22, 2020 to December 31, 2020 and January 1, 2020 to August 21, 2020, which appears in this Form 10-K.

/s/ WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas

March 6, 2023